Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Susan Kahn (investor)
(612) 761-6735

Cathy Wright (financial media)
(612) 761-6627 or (312) 781-2979

TARGET  CORPORATION  SECOND QUARTER

EARNINGS PER SHARE $0.39

                MINNEAPOLIS, August 14, 2003 — Target Corporation today reported earnings per share for the second quarter ended August 2, 2003 of 39 cents, compared with 38 cents in the second quarter ended August 3, 2002. All earnings per share figures refer to diluted earnings per share. Second quarter net earnings increased 4.1 percent to $358 million, compared with $344 million in 2002.

“We are pleased with our second quarter performance for the corporation overall, driven by strong results at Target Stores despite a difficult comparison to a year ago,” said Bob Ulrich, chairman and chief executive officer of Target Corporation.  “We remain focused on achieving profitable market share growth by delivering both a clearly differentiated shopping experience and exceptional value to our guests.”

Total revenues in the second quarter increased 9.1 percent to $10.984 billion from $10.068 billion in 2002, driven by an 11.3 percent revenue increase at Target Stores, principally resulting from new store expansion and the growth in our credit card operations. Comparable-store sales for the corporation in the second quarter 2003 rose 1.5 percent. (Total revenues include retail sales and net credit revenues. Comparable-store sales are sales from stores open longer than one year.)

For the quarter, pre-tax segment profit increased 1.0 percent to $793 million, compared with $785 million in the second quarter 2002. Pre-tax profit at Target Stores increased $41 million, or 5.7 percent. Pre-tax profit declined at both Mervyn’s and Marshall Field’s by $28 million and $5 million, respectively. (Pre-tax segment profit is earnings before LIFO, interest, other expense and unusual items.)

In the second quarter, the company’s gross margin rate was unfavorable to the prior year, principally due to the mix impact of more rapid growth at Target, our lowest gross margin rate division. (Gross margin rate represents gross margin as a percentage of sales.) Expense rate, excluding credit card operations, was also unfavorable to prior year due to a lack of sales leverage at all three divisions. (Expense rate represents selling, general and administrative expenses as a percentage of sales. It includes buying and occupancy, advertising, start-up and other expense, and excludes depreciation and expenses associated with credit card operations.)

—more —

TARGET CORPORATION

Contribution to segment profit from the company’s credit card operations increased to $160 million in the second quarter from $129 million a year ago. At quarter-end, gross receivables were $5.754 billion, a slight increase from $5.682 billion in balances at the end of first quarter 2003, and a significant increase from the $4.636 billion in receivables at the end of second quarter a year ago, due to the continued growth in issuance and usage of the Target Visa card. The provision for bad debt expense exceeded write-offs by $4 million in the quarter.  Results of credit card operations are included in the pre-tax segment profit for each of the company’s three business segments.

Other Factors

Net interest expense for the quarter increased $2 million compared with second quarter 2002 reflecting higher average funded balances, partially offset by the benefit of a lower average portfolio interest rate.

The company’s annual effective income tax rate was 38.0 percent, compared with 38.2 percent last year.

Miscellaneous

Target Corporation will webcast its second quarter earnings conference call at 9:30am CDT today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com (click on “company/Target Corporation/investor information/webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CDT today through the end of business on August 15, 2003. The replay number is (800) 679-9662.

Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to the company’s 2002 Form 10-K.

Target Corporation operates large-store general merchandise formats, including discount stores, moderate-priced promotional and traditional department stores, as well as a direct mail and on-line business called target.direct. The company currently operates 1,519 stores in 47 states.  This included 1,191 Target stores, 266 Mervyn’s stores and 62 Marshall Field’s stores.

                Target Corporation news releases are available at www.target.com or www.prnewswire.com.

###

(Tables Follow)

CONSOLIDATED RESULTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(Millions, except per share data) (Unaudited)	August 2, 2003	August 3, 2002	% Change	August 2, 2003	August 3, 2002	% Change

Sales	$10,642	$9,791	8.7%	$20,625	$19,127	7.8%
Net credit revenues	342	277	23.4	681	535	27.3

Total revenues	10,984	10,068	9.1	21,306	19,662	8.4

Cost of sales	7,245	6,640	9.1	14,009	12,962	8.1
Selling, general and administrative expense	2,473	2,249	9.9	4,799	4,376	9.7
Credit expense	203	171	18.8	413	336	23.0
Depreciation and amortization	329	295	11.6	646	584	10.5
Interest expense	156	154	1.2	298	289	2.8

Earnings before income taxes	578	559	3.5	1,141	1,115	2.4

Provision for income taxes	220	215	2.4	434	426	1.8

Net earnings	$358	$344	4.1%	$707	$689	2.7%

Basic earnings per share	$0.39	$0.38	3.8%	$0.78	$0.76	2.3%

Diluted earnings per share	$0.39	$0.38	3.5%	$0.77	$0.75	2.4%

Weighted average common shares outstanding:
Basic	910.8	907.9		910.5	907.2
Diluted	918.1	913.0		916.6	913.9

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

SUBJECT TO RECLASSIFICATION

(Millions)	August 2,	August 3,
(Unaudited)	2003	2002

ASSETS
Cash and cash equivalents	$429	$1,755
Accounts receivable, net	5,343	4,304
Inventory	4,944	4,549
Other	1,257	1,112
Total current assets	11,973	11,720

Property and equipment, net	16,205	14,370
Other	1,456	1,169
Total assets	$29,634	$27,259

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Accounts payable	$4,470	$4,187
Current portion of long-term debt and notes payable	767	1,583
Other	1,724	2,031
Total current liabilities	6,961	7,801

Long-term debt	11,088	9,735
Other	1,541	1,206
Shareholders' investment	10,044	8,517
Total liabilities and shareholders' investment	$29,634	$27,259

Common shares outstanding	910.9	908.4

CONSOLIDATED STATEMENTS OF CASH FLOWS

SUBJECT TO RECLASSIFICATION

	Six Months Ended
(Millions)	August 2,	August 3,
(Unaudited)	2003	2002

OPERATING ACTIVITIES
Net earnings	$707	$689
Reconciliation to cash flow:
Depreciation and amortization	646	584
Bad debt provision	261	192
Loss on disposal of fixed assets, net	24	36
Other non-cash items affecting earnings	4	70
Changes in operating accounts providing/(requiring) cash:
Accounts receivable	(39)	(665)
Inventory	(184)	(100)
Other current assets	(418)	(197)
Other assets	(76)	(121)
Accounts payable	(214)	27
Accrued liabilities	(61)	13
Income taxes payable	(86)	20
Other	(1)	19
Cash Flow Provided by Operations	563	567

INVESTING ACTIVITIES
Expenditures for property and equipment	(1,541)	(1,479)
Proceeds from disposals of property and equipment	25	11
Cash Flow Required by Investing Activities	(1,516)	(1,468)

Net Financing Requirements	(953)	(901)

FINANCING ACTIVITIES
Increase in notes payable, net	692	—
Additions to long-term debt	1,200	2,500
Reductions of long-term debt	(1,167)	(245)
Dividends paid	(109)	(109)
Other	8	11
Cash Flow Provided by Financing Activities	624	2,157

Net (Decrease) / Increase in Cash and Cash Equivalents	(329)	1,256

Cash and Cash Equivalents at Beginning of Period	758	499
Cash and Cash Equivalents at End of Period	$429	$1,755

						Target Corporation
						(Millions, except as indicated)
							(Unaudited)
REVENUES and COMPARABLE-STORE SALES
Comparable-store sales are sales from stores open longer than one year.

	Three Months Ended				Six Months Ended
			% Change				% Change
	August 2, 2003	August 3, 2002	Revenues	Comp. Sales	August 2, 2003	August 3, 2002	Revenues	Comp. Sales
Target	$9,458	$8,499	11.3%	2.7%	$18,277	$16,528	10.6%	1.9%
Mervyn's	821	886	(7.3)	(7.9)	1,625	1,749	(7.1)	(7.6)
Marshall Field's	569	589	(3.4)	(2.4)	1,159	1,214	(4.5)	(3.7)
Other	136	94	45.8	n/a	245	171	43.3	n/a
TOTAL	$10,984	$10,068	9.1%	1.5%	$21,306	$19,662	8.4%	0.7%

NUMBER OF STORES, RETAIL SQUARE FEET and INVENTORY

Retail square feet in thousands; reflects total square feet less office, warehouse and vacant space.

	Number of Stores				Retail Square Feet			Inventory
	August 2, 2003		August 3, 2002		August 2, 2003	August 3, 2002	% Change	August 2, 2003	August 3, 2002	% Change
Target	1,191	*	1,107	*	147,025	133,861	9.8%	$3,928	$3,509	11.9%
Mervyn's	266		264		21,600	21,425	0.8	545	526	3.7
Marshall Field's	62		64		14,439	14,954	(3.4)	304	343	(11.4)
Other	—		—		—	—	—	167	171	(2.0)
TOTAL	1,519		1,435		183,064	170,240	7.5%	$4,944	$4,549	8.7%

*Includes 106 SuperTargets in 2003 and 82 SuperTargets in 2002.

PRE-TAX SEGMENT PROFIT AND EARNINGS RECONCILIATION

Pre-tax segment profit is earnings before LIFO, interest, other expense and unusual items.

	Three Months Ended			Six Months Ended
	August 2, 2003	August 3, 2002	% Change	August 2, 2003	August 3, 2002	% Change
Target	$749	$708	5.7%	$1,483	$1,386	7.0%
Mervyn's	31	59	(46.1)	55	111	(50.0)
Marshall Field's	13	18	(30.6)	32	50	(35.6)
Total pre-tax segment profit	793	785	1.0	1,570	1,547	1.5
Interest expense	(156)	(154)		(298)	(289)
Other	(59)	(72)		(131)	(143)
Earnings before income taxes	$578	$559	3.5%	$1,141	$1,115	2.4%

EBITDA

EBITDA is pre-tax segment profit before depreciation and amortization, and is not intended to be a substitute for GAAP reported measures of profitability and cash flow.

	Three Months Ended			Six Months Ended
	August 2, 2003	August 3, 2002	% Change	August 2, 2003	August 3, 2002	% Change
Target	$1,012	$931	8.7%	$1,997	$1,830	9.1%
Mervyn's	58	86	(32.6)	108	167	(35.3)
Marshall Field's	42	49	(16.4)	90	113	(20.5)
Total segment EBITDA	$1,112	$1,066	4.2%	$2,195	$2,110	4.0%
Segment depreciation and amortization	(319)	(281)		(625)	(563)
Pre-tax segment profit	$793	$785	1.0%	$1,570	$1,547	1.5%

	Three Months Ended		Six Months Ended		Twelve Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
Pre-tax Segment Profit as a% of Revenues:
Target	7.9%	8.3%	8.1%	8.4%	8.2%	8.3%
Mervyn's	3.9%	6.6%	3.4%	6.4%	4.9%	7.3%
Marshall Field's	2.2%	3.1%	2.8%	4.1%	4.4%	5.2%

EBITDA as a% of Revenues:
Target	10.7%	11.0%	10.9%	11.1%	10.8%	10.7%
Mervyn's	7.1%	9.7%	6.7%	9.6%	8.1%	10.2%
Marshall Field's	7.3%	8.4%	7.8%	9.3%	9.0%	9.9%

			Target Corporation
				(Millions)
				(Unaudited)
CREDIT CARD CONTRIBUTION
	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
Revenues
Finance charges, late fees and other revenues	$322	$262	$642	$506
Merchant fees
Intracompany	21	23	43	45
Third-party	20	15	39	29
Total revenues	363	300	724	580
Expenses
Bad debt	131	103	261	192
Operations and marketing	72	68	152	144
Total expenses	203	171	413	336

Pre-tax credit card contribution	$160	$129	$311	$244

As a percent of total average receivables (annualized)	11.2%	11.5%	10.8%	11.3%

QUARTER-END RECEIVABLES
	August 2, 2003	August 3, 2002
Target
Guest Card	$733	$865
Target Visa	3,890	2,534
Mervyn's	519	586
Marshall Field's	612	651
Quarter-end receivables	$5,754	$4,636

Past due:
Accounts with three or more payments past due as a percent of total outstanding receivables.
Target Visa	3.5%	2.4%
Proprietary cards	5.2%	5.2%
Total past due	4.0%	3.7%

ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
Allowance at beginning of period	$407	$297	$399	$261
Bad debt provision	131	103	261	192
Net write-offs	(127)	(68)	(249)	(121)
Allowance at end of period	$411	$332	$411	$332

As a percent of period-end receivables	7.1%	7.2%	7.1%	7.2%

SUPPLEMENTAL DATA

	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
Total revenues
Target Visa	$211	$136	$412	$243
Proprietary cards	$152	$164	$312	$337

Total revenues as a percent of average receivables (annualized):
Target Visa	22.1%	23.6%	21.8%	23.7%
Proprietary cards	32.1%	30.5%	31.7%	30.0%

Net write-offs
Target Visa	$89	$27	$169	$38
Proprietary cards	$38	$41	$80	$83

Net write-offs as a percent of average receivables (annualized):
Target Visa	9.3%	4.8%	8.9%	3.7%
Proprietary cards	8.0%	7.5%	8.1%	7.4%

Average Receivables
Target Visa	$3,820	$2,296	$3,786	$2,052
Proprietary cards	1,898	2,150	1,970	2,249
Total average receivables	$5,718	$4,446	$5,756	$4,301